UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 30, 2018
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On January 29, 2018, Daniel L. Comas, Executive Vice President and Chief Financial Officer of Danaher Corporation (the “Company” or “Danaher”), notified the Company that he plans to relinquish his role as Chief Financial Officer as of December 31, 2018, after which he will continue as an Executive Vice President of the Company and as a member of the Office of the Chief Executive as he begins a gradual transition to retirement. Effective January 1, 2019, Mr. Comas will be succeeded as Chief Financial Officer by Matthew R. McGrew, 45, currently a Danaher Group CFO with responsibility for the Diagnostics and Dental platforms. Since joining Danaher in 2004, Mr. McGrew has served in a series of progressively more responsible positions in the Company’s finance and investor relations organizations, including as Vice President-Investor Relations from 2009 to May 2014. He assumed the role of Group CFO in May 2012.
The Company issued a press release on January 30, 2018 announcing the anticipated CFO transition. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release — "Danaher Announces Transition Plan for Chief Financial Officer"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	January 30, 2018	By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Associate General Counsel and Secretary